CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.

                              DEVELOPMENT AGREEMENT

         THIS AGREEMENT is made by and between Kos Pharmaceuticals, Inc., a corporation of the State of Florida, with a place of business at 1001 South Bayshore Drive, Suite 2502, Miami, FL 33131 (hereinafter referred to as "Kos") and Fuisz Technologies Ltd., a corporation of the State of Delaware with a place of business at 3810 Concorde Parkway, Suite 100, Chantilly, VA 22021 (hereinafter referred to as "Fuisz").

         WHEREAS, Fuisz has over a period of years conducted research and development work and developed proprietary technology which is useful to make controlled-release formulations for pharmaceutical compounds; and

         WHEREAS Kos has interests in developing, manufacturing and marketing once-a-day oral solid dosage forms of IS-5-MN (as hereinafter defined), based on Fuisz proprietary technology; and

         WHEREAS, Fuisz and Kos are each willing to undertake a Development Program (as hereinafter defined) for development of the foregoing products for commercial marketing and sale.

         Now, therefore, the parties agree as follows:

         The definitions as used herein are set forth in Article 1 of the License Agreement and Appendix A attached hereto and incorporated herein by reference.

ARTICLE 1 - DEVELOPMENT PROGRAM

1.1 Fuisz and Kos shall jointly undertake using reasonable best efforts a Development Program to develop one or more Products for Commercial Sale. It is understood that this Development Program is primarily for the purposes of developing and producing Products and shall be carried out generally in accordance with Appendix B.

1.2 Each party shall appoint a Program Manager for overall management of the Development Program and such Program Managers shall by mutual agreement provide the direction of the program and the scope of work to be undertaken under the Development Program; provided, however, that Kos shall determine the focus of work which the Program Managers mutually agree can be carried out under the

Development Program, within the guidelines set forth in Appendix B. The initial Program Manager for Kos shall be designated within thirty (30) days and the initial Program Manager for Fuisz shall be ***************. Each party may change the designated Program Manager upon written notice to the other party of such change.

1.3 During the term of the Development Program Fuisz shall periodically provide to Kos samples of materials for evaluation by Kos. Kos shall promptly evaluate such samples and provide guidance to Fuisz for further work based on the results of such evaluations. During the Development Program term, Program Managers or representatives of the parties shall meet from time to time to discuss planning and progress of the Development Program to carry out efficient and effective activities. Fuisz shall provide project updates to Kos verbally and/or in written form ******************** during the Development Program, and shall provide a written report upon completion of the Development Program. All such discussions and activities shall be considered as carried out under the Development Program.

1.4 Kos shall supply to Fuisz, at Kos's cost and expense, materials including IS-5-MN which Kos believes are essential for carrying out the Development Program. All such materials supplied by Kos shall be materials approved for human uses unless otherwise specifically designated and Kos shall supply MSDS sheets where necessary for the processing of such materials. Fuisz shall advise Kos from time to time of its requirements for such materials for the Development Program.

1.5 Upon termination of each Phase of the Development Program, Fuisz shall provide to Kos quantities of prototype Products processed using Technology which demonstrate the best results obtained under the Development Program. Kos shall provide to Fuisz all data, information and conclusions generated during the Development Program relating to the Development Program and/or Technology including without limitation ******************** and any other mutually agreed pre-defined data, and Fuisz shall have the ****************** to use all such data, information and conclusions; provided, however, that Fuisz shall not utilize such data, information and conclusions to the detriment of the competitive position of Kos or inappropriately identify Kos in any publicity concerning same.

1.6 In the event special processing or manufacturing equipment specifically modified or adapted for use with Technology is requested by Kos to be used under the Development Program, Kos shall provide such equipment to Fuisz for the duration of the Development Program.

1.7 All activities in connection with the Development Program shall be carried out by each party in strict compliance with any applicable federal, state or local laws, regulations or guidelines governing such activities.

1.8 In addition to the funding under Article 3, Kos shall pay for the cost of all materials including IS-5-MN used in the Development Program and approved by Kos (to the extent such materials are not provided and fully paid by Kos), and Kos shall pay for the costs of all shipping, packing, customs, duties and customs clearances associated with shipment of materials and/or equipment to or from Fuisz or for, or resulting from work under, the Development Program. In addition, Kos shall pay for the reasonable costs of travel of Fuisz personnel at the prior request and approval of Kos in connection with meetings, activities or reviews of activities under the Development Program.

1.9 All equipment, supplies and other items purchased by either party for the conduct of the Development Program, shall be the sole and exclusive property of the purchasing party. For purposes hereof, all such items purchased by Fuisz with funds provided by Kos shall be deemed to be items purchased and owned by *****.

ARTICLE 2 - TERM AND TERMINATION OF THE DEVELOPMENT PROGRAM

2.1 The initial term of Phase I of the Development Program shall be ***************** from the Effective Date. The parties shall use reasonable efforts to carry out the Development Program during such initial term. However, if due to unforseen circumstances unavoidable delays attributable solely to Fuisz are encountered, or force majeure events are encountered in carrying out activities, the initial term of the Development Program shall be extended for a time equal to the delay at no additional cost to Kos. The Development Program shall be automatically extended on a week by week basis after the initial term provided that Kos may terminate the Development Program anytime after the initial term or at the end of each successive weekly extension of the Development Program, and Fuisz may terminate the Development Program at the end of the ************** weekly extension thereof or at the end of each successive weekly extension thereafter, respectively upon ********* calendar days advance notice in writing to the other party.

2.2 If either party shall default, fail to perform, or otherwise commit a breach of a material obligation or any covenant contained herein with respect to the Development Program, and shall fail to remedy such default, failure to perform or breach within ********** days after its receipt of written notice thereof from the other party, such other party may terminate the Development Program and incur no further obligation hereunder, it being understood, however, that if within such ********** days after receipt of such notice, the party in default shall have rectified its default, then the Development Program and the terms hereof relating to the Development Program shall be restored as if no termination of the Development Program had occurred. The term of this Agreement (or any extension thereof) shall be tolled by the time required by the defaulting party to cure the default.

2.3 This Agreement shall commence upon the Effective Date and terminate at the end of the term of the Development Program, including any extensions thereof.

2.4 Except for Kos and Fuisz jointly owned technology and patents and Fuisz solely owned technology and patents, Fuisz hereby acknowledges that it shall not have the right, following expiration of the Development Agreement term, to use technology to the extent obtained from Kos, patents based thereon or any materials to the extent obtained from Kos, for any purpose without obtaining a license from Kos, which license Kos, in its sole discretion, may grant or deny.

2.5 Except as set forth in the License Agreement and except for Kos and Fuisz jointly owned technology and patents and Kos solely owned technology and patents, Kos hereby acknowledges that it shall not have the right, following expiration of the Development Agreement term, to use Technology to the extent obtained from Fuisz, patents based thereon or any materials to the extent obtained from Fuisz, for any purpose without obtaining a license from Fuisz, which license Fuisz, in its sole discretion, may grant or deny.

ARTICLE 3 - FUNDING OF THE DEVELOPMENT PROGRAM

3.1 Kos shall provide total funding for Phase 1 of the Development Program as set forth in Appendix B, in the amount of
****************************
******************************************************************************
******************* of which shall be paid to Fuisz within *********** days of the Effective Date, and ******************************** of which shall be paid within ************************ following the end of Phase 1 and ****************************************** of which shall be paid within
**************** following completion of the Phase 1 ******************* of
Appendix B. This amount of funding may be increased by mutual agreement. This funding shall not include the cost of the ******************* which shall be funded and paid for ************. In the event Kos chooses to proceed to Phase 2 and/or Phase 3 as set forth in Appendix B, unless Fuisz determines further development is not feasible, Kos shall pay to Fuisz additional amounts commensurate with the activity involved and as mutually agreed, consistent with the cost of Phase 1 and with the level of activity, for Phase 2 and for Phase 3 payable within **************** of commencement of the phases.

3.2 In the event the Development Program is extended by mutual written agreement of the parties, each successive one (1) week extension after the initial term shall be funded and paid to Fuisz in advance at a rate of ************************************ per week with respect to extension of Phase I, and with respect to Phases 2 and 3, such weekly amounts as are consistent with the additional funding set forth in Section 3.1; provided, however, that if the man-day charges for work carried out at Fuisz during the initial term are less than the funding actually paid under the initial term (exclusive of charges under Section 1.8) then additional funding for such extensions under this Section 3.2 shall not be invoiced or due until such time as the man-day charges equal such funding provided for the initial term. Other costs as set forth in Section 1.8 associated with successive weekly extensions incurred under the Development Program, shall be invoiced once each month and will be due *************** days from date of mailing of the invoice.

3.3 All work done at Fuisz shall be at ************** rates of Fuisz for pharmaceutical development work. Verification of the man-days charges for work under the Development Program and the schedule of applicable existing charge rates shall be made available to Kos at reasonable intervals upon written request. In the event Kos requests work be done in excess of the current funding during the initial term of the Development Agreement or any extensions thereof, Fuisz shall invoice Kos for such excess work on a monthly basis. In the event either party terminates the Development Program, Kos shall be obligated to pay Fuisz for all work done by Fuisz under the Development Program up to the date of termination, and if terminated by Kos for breach by Fuisz, Fuisz shall refund any advanced funding payments made by Kos in excess of payments for work done.

ARTICLE 4 - MERCHANTABILITY, FITNESS FOR PURPOSE AND
            LIMITATIONS OF LIABILITY

4.1 The parties recognize that this is an agreement for services and not for the sale of goods. Therefore, except as provided in this Article 4, Fuisz makes no warranties, express or implied, regarding the quality or quantity of any Product produced under this Agreement or materials purchased to support work performed under this Agreement which are not specifically identified in writing as to source or quality by Kos prior to purchase, provided that Fuisz represents and warrants that as of the time of delivery, all Products supplied to Kos which are labeled cGMP Sample shall conform to the specifications mutually agreed to in writing by the parties, shall be manufactured using Current Good Manufacturing Practices as defined in regulations promulgated by the FDA under the Federal Food, Drug and Cosmetic Act (the "Act"), shall contain only materials that are GRAS, and shall not be adulterated or misbranded within the meaning of the Act. FUISZ EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.2 In the performance of the duties contemplated hereunder, the status of the parties including employees and agents of each, shall be that of independent contractors and not as employees, agents or fiduciaries of the other party, and neither party shall have the right to make commitments for or on behalf of the other party.

4.3 Each party shall be responsible for the safety of its employees and agents with respect to activities relating to the Development Program under this Agreement and for liability for damages or personal injuries, including death, resulting from such activities without any warranty, liability or indemnification on the part of the other party.

ARTICLE 5 - FORCE MAJEURE

5.1 Neither Fuisz nor Kos shall be liable for delay or failure in the performance of the obligations contained in this Agreement arising solely from any one or more of the following matters: (a) acts of God, or public enemy or war (declared or undeclared); (b) acts of governmental authorities, of quasi-governmental authorities, or the United States, or any political subdivision thereof, or of any department or agency thereof, or regulations or restrictions imposed by law or by court action, except as they may result from the unreasonable failure of Fuisz or Kos to perform as required hereunder; (c) acts of persons, other than employees or agents of the parties, engaged in subversive activities or sabotage; (d) fires, floods, explosions or other catastrophes; (e) epidemics or quarantine restrictions; (f) strikes, or similar labor disruptions; (g) freight embargoes, or interruption of transportation; (h) unusually severe weather; (i) delays of a supplier of Fuisz or Kos due to any of the above causes or events; or (j) any other extraordinary causes, similar or dissimilar, beyond the control of the party concerned; and provided that due diligence is exercised to cure such cause and resume performance, and the time for performance by such party shall be extended by a period of any such delay.

ARTICLE 6 - CONFIDENTIALITY

6.1 CONFIDENTIALITY; EXCEPTIONS - Except to the extent expressly authorized by this Agreement, and except as provided in Section 6.2, or otherwise agreed in writing, the parties shall, for the term of this Agreement and for ************** thereafter, keep confidential and shall not publish or otherwise disclose, or use for any purpose, any Confidential Information furnished to one party by the other party pursuant to this Agreement, except to the extent that it can be established by competent evidence that such Confidential Information:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                  (c) became generally available to the public or became otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                  (d) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such Confidential Information to others; or

                  (e) is independently developed by or on behalf of the receiving party by individuals not having access to such Confidential Information.

         Each party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, or is necessary to be disclosed in connection with the marketing or sale of a Product or is necessary to be disclosed to comply with applicable governmental regulations; provided, however, that if a party is required to make any such disclosure of the other party's Confidential Information it shall, except where impracticable for necessary disclosures, for example to health authorities, give reasonable advance notice to the other party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, shall use reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.

6.2 All trade secrets provided to a party under this Agreement by the other party, as defined under the Uniform Trade Secrets Act of the United States, or the trade secret laws of applicable national countries, which are provided by one party to the other party hereunder and identified in writing as trade secrets, shall be maintained in confidence, without limitation of time, and will be used only for purposes of work under this Agreement or commercialization of Products under the provisions of this Agreement.

6.3 Each party may also disclose the other's Confidential Information and trade secrets to an Affiliate, agent or consultant on a need-to-know basis, who is under an obligation of confidentiality and non-use at least substantially equivalent to the obligations of this Article 6, a party disclosing the other party's Confidential Information or trade secrets to such Affiliate, agent or consultant shall notify the other party of the identity of such Affiliate, agent or consultant.

ARTICLE 7 - INVENTIONS AND PATENTS

7.1 Inventions and any patent applications and patents based on Inventions made under or as a result of work done under the Development Program or as a result of evaluations or analysis of samples under the Development Program shall be owned as follows:

                  (a) if invented solely by the staff of Fuisz or their consultants or jointly by employees of Fuisz and their consultants, ownership shall rest in Fuisz;

                  (b) if invented solely by the staff of Kos or their consultants or jointly by employees of Kos and their consultants and such Inventions are based upon or directly related to Technology, ownership shall rest in Fuisz; otherwise, ownership shall rest in Kos and Fuisz shall have irrevocable, paid up, non-exclusive rights thereunder;

                  (c) if invented jointly by employees of Kos and/or Kos consultants and employees of Fuisz and/or Fuisz' consultants ("Joint Invention"), ownership shall rest jointly in Fuisz and Kos.

7.2 Patent and copyright procurement activity in regard to Inventions shall be pursued at the discretion and expense of the owner or designee set forth in Section 7.1 except that procurement activities with respect to Joint Inventions shall be pursued at the discretion and equally shared expense of Fuisz and Kos. Each party, however, shall notify the other upon the preparation of any written invention report and/or the filing of any patent or copyright application based on an Invention, provide the other with a copy of any such Invention report, or patent or copyright application based on an Invention, and any issued patent or statutory copyright granted thereon, and on request update the other as to the status of any such patent or copyright application. Neither party shall be liable with respect to any claims or damages arising from any act, or failure to act, in regard to the preparation, prosecution or maintenance of any such patent applications or patents. Each party shall sign documents to vest or maintain title to patents and/or copyrights in the owner designated in
Section 7.1, and provide all reasonable assistance to the other with respect to preparation and prosecution of such patents and copyrights as may be necessary.

7.3         As to Inventions owned by Kos and/or Fuisz in accordance with
Section 7.1, each party shall furnish to the other all information and data in its possession reasonably necessary to obtain patents and copyrights on such Inventions and, upon request, shall review applications for such patents and copyrights. In the event the Program Manager or the owner or designee decides that additional examples are necessary to obtain patents on Inventions, the other party shall cooperate by providing any such examples relating to use of the Invention as may reasonably be requested by the owner or designee, provided that the owner or designee shall reimburse the other party for the reasonable costs of generating such examples for individually owned Inventions where the Program Managers do not agree to fund generation of such additional examples.

ARTICLE 8 - GENERAL PROVISIONS

8.1 INDEPENDENT CONTRACTORS. Nothing in this Agreement shall be deemed to create an agency, employer-employee, partnership or joint venture relationship between the parties. The status of the parties shall be, for all purposes, independent contractors. Neither party shall have the right to control the work of the other's employees and/or agents.

8.2 NO OTHER IMPLIED LICENSES. Except as provided in the License Agreement each party understands that this Agreement does not include any assurance that the other party has granted or will grant any license, option or right to it, and the other party reserves the right to enter into exclusive licenses or business arrangements with other parties for any or all of its technology.

8.3 AMENDMENTS. No addition to, deletion from or modification of any of the provisions of this Agreement shall be binding upon the parties unless made in writing and signed by a duly authorized representative of each party. Any such additions, deletions or modifications shall refer specifically to this Agreement.

8.4 ASSIGNMENT. This Agreement is unassignable by either Kos or Fuisz except with the prior written consent of the other; provided, however, that it may be assigned without consent to a corporate successor of Kos or Fuisz or to a person or corporation acquiring all or substantially all of the business and assets of Kos or Fuisz to which this Agreement relates. All or any portion of Technology shall be assignable by Fuisz; provided, however, that in the event of any such assignment, any such assignee shall accept and agree in writing to be bound by all of the terms and conditions of this Agreement relating to such assigned rights.

8.5 APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of ********, United States of America, without reference to its conflict of laws provisions.

8.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or by cable confirmed by letter as aforesaid, as follows:

Notice to Fuisz:                                     Notice to Kos:

Fuisz Technologies Ltd.                              Kos Pharmaceuticals, Inc.
3810 Concorde Parkway                                1001 South Bayshore Drive
Suite 100                                            Suite 2502
Chantilly, VA 22021                                  Miami, FL 33131
ATTN: Richard C. Fuisz                               ATTN: President

          President and CEO

With a copy to:
James L. Wilcox
Vice President & General Counsel

or to such other address as either party may hereafter designate in writing by like notice.

8.7 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with regard to the subject matter hereof and supersedes all prior discussions, representations and understandings with respect thereto, whether written or oral.

8.8 SURVIVAL. The rights and obligations of either party under Articles 6 and 7 shall survive the termination of this Agreement.

8.9 PUBLIC ANNOUNCEMENTS. Except as required by law or in connection with private or public offerings to raise capital or as required for documents to be filed with the Securities and Exchange Commission (a "Permitted Public Announcement"), neither party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other; provided, however, that in any event, each party shall have the right to refer, in such announcement required by law or in any private or public offering documents, to the status of this Agreement or of the Development Agreement and to state that the license hereunder has been granted, together with a generalized description of the nature and extent of such license. All such announcements shall be made available by the announcing party to the other party at least ***************** days in advance of the announcement for review and comment by the other party

8.10 This Agreement shall be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument subject to the time limitations imposed in those sections.

8.11              ALTERNATIVE DISPUTE RESOLUTION.

                  (a) In the event of any dispute, controversy or claim arising out of or relating to this Agreement (unless such dispute, controversy or claim involves an issue of patent validity), Kos or Fuisz shall employ alternative dispute resolution procedures in an effort to avoid litigation over any such dispute, controversy or claim. Any such dispute, controversy or claim hereunder shall, prior to submission to such alternative dispute resolution proceedings, be referred to representatives of management (hereinafter "Management Representatives") of the respective parties for resolution.

                  (b) Any such dispute that shall not have been resolved pursuant to paragraph 8.11(a) *********** days after reference to such Management Representatives, or otherwise by agreement between the parties, shall be referred to arbitration in accordance with the rules of the American Arbitration Association. The arbitration tribunal shall consist of three (3) arbitrators. The party initiating arbitration shall nominate one (1) arbitrator (who shall not be affiliated with such party) in the request for arbitration and the other party shall nominate a second arbitrator (who shall not be affiliated with such party) in the answer thereto. The two (2) arbitrators so named will then jointly appoint the third (3rd) arbitrator as chairman of the arbitration tribunal. If a party fails to nominate its arbitrator as chairman of the arbitration tribunal or if the arbitrators named by the parties fail to agree on the person to be named as chairman within sixty (60) days, the Office of the American Arbitration Association in Washington, DC, USA shall make the necessary appointments of an arbitrator or the chairman of the tribunal. The award of the arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid Rules, the procedural law of the State of ********, United States of America, shall govern.

8.12 For so long as he is employed by Fuisz, Fuisz shall provide the services of *****************, or an appropriate substitute designated by Fuisz and acceptable to Kos, who shall be primarily responsible for carrying out the responsibilities of Fuisz under the Development Program.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officer as of the Effective Date.

KOS PHARMACEUTICALS, INC.                      FUISZ TECHNOLOGIES LTD.


--------------------------------               ---------------------------------
Daniel M. Bell                                 Richard C. Fuisz, M.D.
President                                      President and CEO

                                   APPENDIX A

"CONFIDENTIAL INFORMATION" shall mean all business or technical information, including, without limitation, all photographs, records, methods, processes, techniques, equipment, and all know how and trade secrets, provided by one party to the other party under the provisions of this Agreement.

"EFFECTIVE DATE" shall mean the Effective Date of the License Agreement.

"INVENTION" shall mean any discovery or invention conceived, made or reduced to practice in the performance of work under the Development Program or resulting from the IN VITRO evaluation or analysis of samples produced under the Development Program.

"LICENSE AGREEMENT" shall mean the Option and License Agreement between Kos and Fuisz relating to IS-5-MN and having the same Effective Date as this Agreement.

                                   APPENDIX B

                          DEVELOPMENT PROGRAM SCHEDULE

PHASE 1 - **********

         (a) Preformulation - *******
                  - Drug Physicochemical Characterization
                  - Excipient compatibility Studies
                  - Qualitative Formulation Selection

         (b) Formulation Assessment - *******
                  - Quantitative Formulation Development
                           - *********************
                           - *******************
                           - Finished Product
                  - Manufacture and Testing of a Range of Batches at each stage
                  - Informal Stability Assessment
                  - Analytical Methodology Validation

         (c) Process Initiation - *******
                  - Initial Processing Parameter Characterization Studies
                  - Formulation Reproducibility Studies

         (d) Product Characterization - *******
                  - Manufacture under GMP condition of Product(s) for pilot
                    pharmacokinetic study
                  - Release of Product(s) for the pilot pharmacokinetic study
                  - Pilot stability evaluation

PHASE 2 - **********

         (a) Formulation Optimization - ********
              - Optimization of Formulations Through Batch Reproducibility Studies at Initial Scale-up Level for:
                       -   *********************
                       -   *******************
                       -   Finished Product

    (b)  Process Development - ********
              - Evaluation of Pilot Scale-up Manufacturing Process and Definition of Operating Parameters

    (c) Product Characterization - *******
              - Manufacture of Pilot Scale Product(s) for Confirmatory Pharmacokinetic Study and Clinical Studies
              -   Formal Stability Testing

PHASE 3

    (a)  Commercialization -
             -    Scale-up to Commercial Scale Manufacturing
             -    Process Validation
             - Manufacture of Pivotal Pharmacokinetic and Clinical batches (as Appropriate)
             -    Pivotal Stability in Finish Packaging Configuration

Status: Duration and Costing to be defined.

                                       14